PARTICIPATING TRADE PRICE	    SHARES/PAR  PURCHASED
UNDERWRITING (Portfolio's)  DATE  PER SHARE AMOUNT      FROM

Dex Media Corp
MSUIF Mid Cap Growth 7/21/04 19.00 14,200 Merrill Lynch


Schering Plough Corporation
MSUIF Equity Income 8/4/04 50.00 4,000  Goldman Sachs


MGM Mirage Inc.
MSUIF High Yield Portfolio 9/8/04 101.50 395,000  JP Morgan
MS Global Opportunities Bond Fund, Inc 9/8/04	101.50 20,000 JP Morgan
MS High Yield Fund, Inc. 9/8/04	101.50 560,000 JP Morgan
MS High Yield Securities 9/8/04	101.50 3,105,000  JP Morgan

Carters Inc.
MSIF Small Company Growth Portfolio 9/23/04 26.20 44,100 Goldman Sachs

Enterprise Products
MSUIF Core Plus Fixed Fund 9/23/04 99.91 125,000  Wachovia
MSUIF Equity & Income 9/23/04 99.91 20,000 Wachovia
MSUIF Core Plus Fixed 9/23/04 99.72 260,000 Wachovia
MSUIF Equity & Income 9/23/04 99.72 40,000  Wachovia


Thai Oil Public Company Limited
MS Emerging Markets Fund 10/14/040.78131,500 Merrill Lynch International
MSIF Emerging Markets Portfolio	10/14/04 0.78 443,400 Merrill Lynch
MSUIF Emerging Markets 10/14/04	0.78 151,500 Merrill Lynch International
MS Asia Pacific Fund 10/14/04 0.78 168,500 Merrill Lynch International


Sunstone Hotel Investors Inc.
MSIF US Real Estate Portfolio 10/20/04 17.00 109,500 Merrill Lynch MSUF US Real Estate Portfolio 10/20/04 17.00 103,600 Merrill Lynch


Calamos Asset Management
MSIF Small Company Growth Portfolio 10/27/0418.00 99,000 Merrill Lynch MSIFT Mid Cap Growth 10/27/04 18.00 112,600 Merrill Lynch
MSUIF Mid Cap Growth 10/27/04 18.00 8,500 Merrill Lynch
MSUIF Small Company Growth 10/27/04 18.00 2,400 Merrill Lynch


The Interpublic Group of Companies, Inc. Note 6.25% due 11/15/14
MS Flexible Income Trust 11/15/04 99.71	 730,000 Citigroup
MS Select Flexible Income Trust	11/15/04 99.71	 145,000  Citigroup
MS High Yield Securities 11/15/04 99.71	 3,595,000  Citigroup
MS Global Opportunity Bond Fund Inc. 11/15/04	99.71 135,000 Citigroup
MS High Yield Fund Inc.	11/15/04 99.71	 685,000 Citigroup
MSUIF High Yield Portfolio 11/15/04 99.71 420,000  Citigroup


The Interpublic Group of Companies, Inc. Note 5% due 12/1/14
MSIFT Balanced Portfolio 11/15/04 99.87	 70,000 Citigroup
MSIFT Core Plus Fixed Income Portfolio 11/15/04 99.87 2,005,000 Citigroup
MSUIF Core Plus Fixed Income 11/15/04	99.87 225,000 Citigroup

Wisconsin Electric Power 3.50% due 12/07
MSUIF Core Plus Fixed Income 11/17/04 99.98 120,000 Citigroup
MSUIF Equity & Income	11/17/04 99.98	 45,000  Citigroup


CIT Group
MSUIF Equity & Income 11/17/04 99.86 20,000 Credit Suisse First Boston


Clorox Company
MSIF Core Plus Fixed Income 11/30/04 100.00 2,290,000 Goldman Sachs MSUIF Core Plus Fixed Income 11/30/04 100.00 295,000 Goldman Sachs

Foundation Coal Holdings, Inc.
MSIFT Small Cap Value Portfolio	12/8/04	22.00 46,500 Citigroup

Developers Diversified Realty
MSIF US Real Estate Portfolio	12/15/04 45.15 68,300 Stiefel, Nickolas and Co.
MSUF - US Real Estate Portfolio	12/15/04 45.15 70,500 Stiefel, Nickolas and Co.

Security		Underwriters
Dex Media Corp.		Bank of America Securities LLC
			Citigroup
			Credit Suisse First Boston
			Deutsche Bank Securities
			Goldman Sachs & Co.
			JPMorgan
			Lehman Brothers
			Merrill Lynch & Co.
			Morgan Stanley
			Wachovia Securities

Schering Plough Corp.	BNP Paribas
			BNY Capital Markets, Inc.
			Citigroup
			Credit Suisse First Boston
			Goldman Sachs & Co.
			ING Financial Markets
			Mellon Financial Markets, LLC
			Morgan Stanley
			The Williams Capital Group LP

MGM Mirage, Inc.	Banc of America Securities LLC
			Barclays Capital
			BNP Paribas
			Citigroup
			Commerzbank Securities
			Daiwa Securities SMBC Europe
			Deutsche Bank Securities
			JPMorgan
			Morgan Stanley
			Piper Jaffray & Co.
			RBS Greenwich Capital
			Scotia Capital
			SG Corporate & Investment Banking
			Wachovia Securities
			Wells Fargo Securities LLC

Carters, Inc.

Enterprise Products
			Banc of America Securities LLC
			Barclays Capital
			BNP Paribas
			Citigroup
			Harris Nesbitt
			HVB Capital Markets, Inc.
			JPMorgan
			Lehman Brothers
			Mitsubishi Securities
			Mizuho International plc
			Morgan Stanley
			RBC Capital Markets
			Scotia Capital
			SunTrust Robinson Humphrey
			UBS Investment Bank
			Wachovia Securities

Thai Oil Company Ltd.
			ABN Amro Rothschild
			JPMorgan
			Merrill Lynch International
			Morgan Stanley

Sunstone Hotel Investors Inc.
			A.G. Edwards
			Bear, Stearns & Co. Inc.
			Calyon Securities (USA) Inc.
			Citigroup
			Deutsche Bank Securities
			Merrill Lynch & Co.
			Morgan Stanley
			UBS Investment Bank

Calamos Asset Management
			Citigroup
			Goldman Sachs & Co.
			Merrill Lynch & Co.
			UBS Investment Bank

The Interpublic Group of Companies, Inc.
			JPMorgan
			Citigroup
			UBS Investment Bank
			Morgan Stanley
			HSBC
			Calyon Securities (USA) Inc.
			SunTrust Robinson Humphrey
			KeyBanc Capital Markets

Wisconsin Electric Power Co.
			Citigroup
			Morgan Stanley
			Wachovia Securities

CIT Group
			BNP Paribas
			Citigroup
			Credit Suisse First Boston
			Goldman Sachs & Co.
			Wachovia Securities
			HSBC
			Morgan Stanley
			Merrill Lynch & Co.
			Bear, Stearns & Co. Inc.

Clorox Company

Developers Diversified Realty Corp.
			Morgan Stanley